Phillips Edison & Company Reports
Second Quarter 2022 Results and
Raises Core FFO Guidance

CINCINNATI - August 4, 2022 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to stockholders of $13.5 million, or $0.12 per diluted share, for the three months ended June 30, 2022.

Highlights for the Second Quarter Ended June 30, 2022
•Nareit FFO totaled $71.1 million, or $0.55 per diluted share
•Core FFO totaled $71.8 million, or $0.56 per diluted share
•Same-center NOI increased 4.3% versus the second quarter ended June 30, 2021
•Leased portfolio occupancy as of June 30, 2022 increased to a record-high 96.8%
•Comparable new and renewal rent spreads were 39.0% and 14.4%, respectively
•Acquired one grocery-anchored shopping center and one outparcel for $68.9 million
•Expanded the capacity of the Company’s unsecured revolving credit facility to $800 million from $500 million
•Net debt to annualized adjusted EBITDAre was 5.5x compared to 5.6x at December 31, 2021
•Generated gross proceeds of $90.1 million through the issuance of 2.6 million shares at a weighted-average price of $34.23 per share through the Company’s ATM program, including 0.8 million shares issued after June 30, 2022
•Subsequent to quarter end, established a $250 million share repurchase program

Management Commentary
“The PECO team continues to successfully execute on our growth strategy through acquisitions and strong income growth at our properties,” stated Jeff Edison, chairman and chief executive officer of PECO. “We delivered excellent operational results with same-center NOI growth of 4.3%, combined new and renewal leasing spreads of 20.1%, and record occupancy of 96.8% at the end of the quarter. We are excited about the acquisition of Centennial Lakes, in Minneapolis, MN, a Whole Foods-anchored neighborhood center. Our strong performance and well-positioned balance sheet provide us with the momentum and flexibility to continue to successfully grow our business no matter the macroeconomic environment ahead.”
“Given our accomplishments this quarter, we are raising our guidance for Net Income, Core FFO, and same-center NOI. The PECO team and the strength of our Neighbors continue to drive operating performance beyond our internal expectations. Due to the uncertainty in the capital markets environment, we are updating our 2022 acquisition guidance. As interest costs and inflation headwinds impact the transaction market, we remain cautious with our capital allocation decisions including the timing and volume of our acquisitions to ensure we are acquiring assets that are accretive to financial results and meet our return expectations.”

Financial Results for the Second Quarter and Six Months Ended June 30, 2022
Net Income
Second quarter 2022 net income attributable to stockholders totaled $13.5 million, or $0.12 per diluted share, compared to net income of $5.6 million, or $0.06 per diluted share during the second quarter of 2021.

For the six months ended June 30, 2022, net income attributable to stockholders totaled $23.6 million, or $0.21 per diluted share, compared to net income of $5.7 million, or $0.06 per diluted share for the same period in 2021.

Nareit FFO
Second quarter 2022 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 18.8% to $71.1 million, or $0.55 per diluted share, from $59.9 million, or $0.56 per diluted share, during the second quarter of 2021.
For the six months ended June 30, 2022, Nareit FFO increased 31.8% to $138.2 million, or $1.07 per diluted share, from $104.9 million, or $0.98 per diluted share, during the same period in 2021.
The $11.2 million increase for the second quarter of 2022 was driven by an increase in rental income, realizing $2.5 million of performance income for achieving return hurdles in the Necessity Retail Partners (“NRP”) joint venture, and reduced interest expense due to our lower leverage from a year ago. These amounts were partially offset by higher transaction and acquisition costs in the second quarter of 2022. The decrease in the per diluted share metric was primarily due to an increase in the share count of 18% as a result of PECO’s July 2021 underwritten IPO.
The $33.3 million increase for the six months ended June 30, 2022 was driven by an increase in rental income and reduced interest expense, partially offset by higher transaction and acquisition costs in the current year. Results were additionally driven by $2.7 million of performance income from the NRP joint venture, as well as a reduction in non-cash expense as a result of the final settlement of the earn-out liability with the issuance of 1.6 million OP units in January 2022.

Core FFO
Second quarter 2022 core funds from operations (“Core FFO”) increased 11.8% to $71.8 million, or $0.56 per diluted share, compared to $64.3 million, or $0.60 per diluted share, during the second quarter of 2021.
For the six months ended June 30, 2022, Core FFO increased 13.0% to $144.4 million, or $1.12 per diluted share, from $127.8 million, or $1.19 per diluted share, during the same period in 2021.
Results for both periods were driven by increased rental income as a result of the Company’s portfolio expansion, increased occupancy, improved average base rent per square foot, as well as lower interest costs. The decrease in the per diluted share metrics was primarily due to an increase in the share count of 18% as a result of PECO’s July 2021 underwritten IPO.

Same-Center NOI
Second quarter 2022 same-center net operating income (“NOI”) increased 4.3% to $89.7 million compared to $86.0 million during the second quarter of 2021.
For the six months ended June 30, 2022, same-center NOI increased 5.5% to $179.3 million from $169.9 million during the six months ended June 30, 2021.
Results for both periods were driven by a $0.37 increase in average base rent per square foot and an improvement in average occupancy, offset by reduced out-of-period recoveries in 2022 when compared to the same year-ago period.

Portfolio Overview for the Second Quarter and Six Months Ended June 30, 2022
Portfolio Statistics
As of June 30, 2022, PECO’s wholly-owned portfolio consisted of 269 properties, totaling approximately 30.9 million square feet, located in 31 states. This compared to 272 properties, totaling approximately 30.8 million square feet, located in 31 states as of June 30, 2021.
Leased portfolio occupancy increased to 96.8% at June 30, 2022 compared to 94.7% at June 30, 2021.
Anchor occupancy increased to 98.7% at June 30, 2022 compared to 96.8% at June 30, 2021, and inline occupancy increased to 93.2% at June 30, 2022 compared to 90.6% at June 30, 2021.

Leasing Activity
During the second quarter of 2022, 265 leases (new, renewal, and options) were executed totaling 1.6 million square feet. This compared to 298 leases executed totaling 1.4 million square feet during the second quarter of 2021.
During the six months ended June 30, 2022, 509 leases (new, renewal, and options) were executed totaling 2.4 million square feet. This compared to 614 leases executed totaling 2.8 million square feet during the same year-ago period.
Comparable rent spreads during the second quarter of 2022, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 39.0% for new leases, 14.4% for renewal leases (excluding options), and 20.1% combined (new and renewal leases only).
Comparable rent spreads during the six months ended June 30, 2022 were 36.6% for new leases, 14.6% for renewal leases (excluding options), and 16.2% combined (new and renewal leases only).

Acquisition & Disposition Activity
During the second quarter of 2022, one property and one outparcel were acquired for $68.9 million. During the same period, one property and two outparcels were sold for $15.0 million. Second quarter 2022 grocery-anchored shopping center acquisitions included:
•Centennial Lakes, a 198,000 square foot shopping center anchored by Whole Foods in Edina, MN, part of the Minneapolis MSA
During the six months ended June 30, 2022, four properties and one outparcel were acquired for $169.3 million. During the same period, three properties and two outparcels were sold for $28.3 million.

Balance Sheet Highlights as of June 30, 2022
As of June 30, 2022, PECO had $784.4 million of total liquidity, comprised of $43.7 million of cash, cash equivalents, and restricted cash, plus $740.7 million of borrowing capacity available on its $800 million revolving credit facility.
PECO’s net debt to annualized adjusted EBITDAre was 5.5x, compared to 5.6x at December 31, 2021.
PECO’s outstanding debt had a weighted-average interest rate of 3.2%, a weighted-average maturity of 4.9 years, and 86.9% of its total debt was fixed-rate debt.
The Company generated gross proceeds of $90.1 million through the issuance of 2.6 million shares at a weighted-average price of $34.23 per share through the Company’s ATM program, including 0.8 million shares issued after June 30, 2022.

Monthly Stockholder Distributions
For the three months ended June 30, 2022, total distributions of $35.6 million were paid to common stockholders and OP unit holders. Distributions paid in April, May, and June were each $0.09 per share. Subsequent to the quarter end, distributions of $0.09 per share were paid in July and August. PECO has paid, and plans to continue to pay, distributions monthly.
Subsequent to the quarter end, the Board authorized a monthly distribution of $0.09 per share payable in September 2022, to stockholders of record at the close of business on August 15, 2022.

Updated 2022 Guidance
PECO has updated earnings guidance for the year ending December 31, 2022 to reflect the following:
•Accelerated same-center NOI growth due to favorable leasing activity;
•Favorable bad debt and straight-line rent impacts;
•The issuance to-date of common shares through the Company’s ATM program; and
•Updated acquisition activity and debt transactions

	Updated Full Year 2022 Guidance	Prior Full Year 2022 Guidance
Net income per share	$0.34 - $0.40	$0.29 - $0.35
Nareit FFO per share	$2.09 - $2.15	$2.07 - $2.13
Core FFO per share	$2.19 - $2.25	$2.18 - $2.24
Same-Center NOI growth	3.75% - 4.5%	3.25% - 4.0%

Acquisitions (net of dispositions)	$200 - $300 million	$300 - $400 million
The following table provides a reconciliation of the range of the Company's 2022 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.34	$0.40
Depreciation and amortization of real estate assets	1.74	1.75
Gain on sale of real estate assets	—	(0.01)
Adjustments related to unconsolidated joint ventures	0.01	0.01
Nareit FFO	$2.09	$2.15
Depreciation and amortization of corporate assets	0.03	0.03
Change in fair value of earn-out liability	0.01	0.01
Loss on extinguishment of debt, net	0.01	0.01
Transactions and other	0.05	0.05
Core FFO	$2.19	$2.25

Jeff Edison summarized the quarter: “Second quarter results highlight the strength of PECO’s focused and differentiated strategy of owning and operating small-format, neighborhood centers anchored by the #1 or #2 grocer in a market which drives high-recurring foot traffic and Neighbor demand and results in superior financial and operating performance. PECO is a growth company positioned to gain share as we target and buy grocery-anchored shopping centers from a target market of 5,800 identified grocery-anchored shopping centers across the U.S. Our investment grade balance sheet, one of the strongest in our sector, and strong cash-flow-generating portfolio support this growth. With our experienced cycle-tested team, integrated operating platform, and grocery-anchored strategy, we are well-positioned to outperform in the future.”

Conference Call Details
PECO plans to host a conference call and webcast on Friday, August 5, 2022 at 12:00 p.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
This call is being webcast live at the Company’s website at https://investors.phillipsedison.com. The webcast is listen-only. A webcast replay will be available approximately one hour after the conclusion of the call using the same link. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.
Participants may register for the call at https://register.vevent.com/register/BI04c758008a6c42b89fcadb125bd3bf59 to receive the dial-in numbers and unique PIN to access the call seamlessly. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q, filed with the SEC on August 4, 2022 and available on the SEC’s website at www.sec.gov.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2022 AND DECEMBER 31, 2021
(Condensed and Unaudited)
(In thousands, except per share amounts)

	June 30, 2022	December 31, 2021
ASSETS
Investment in real estate:
Land and improvements	$1,623,203	$1,586,993
Building and improvements	3,487,920	3,355,433
In-place lease assets	465,417	452,504
Above-market lease assets	70,842	68,736
Total investment in real estate assets	5,647,382	5,463,666
Accumulated depreciation and amortization	(1,216,331)	(1,110,426)
Net investment in real estate assets	4,431,051	4,353,240
Investment in unconsolidated joint ventures	28,096	31,326
Total investment in real estate assets, net	4,459,147	4,384,566
Cash and cash equivalents	24,657	92,585
Restricted cash	19,030	22,944
Goodwill	29,066	29,066
Other assets, net	162,712	138,050
Real estate investments and other assets held for sale	—	1,557
Total assets	$4,694,612	$4,668,768

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,877,107	$1,891,722
Below-market lease liabilities, net	108,323	107,526
Earn-out liability	—	52,436
Derivative liabilities	52	24,096
Deferred income	21,629	19,145
Accounts payable and other liabilities	92,856	97,229
Liabilities of real estate investments held for sale	—	288
Total liabilities	2,099,967	2,192,442
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 115,782 shares issued and outstanding at June 30, 2022; 650,000 shares authorized, 19,550 shares issued and outstanding at December 31, 2021	1,157	196
Class B common stock, $0.01 par value per share, zero shares authorized, issued, and outstanding at June 30, 2022; 350,000 shares authorized, 93,665 shares issued and outstanding at December 31, 2021	—	936
Additional paid-in capital	3,341,646	3,264,038
Accumulated other comprehensive income (loss)	8,571	(24,819)
Accumulated deficit	(1,129,151)	(1,090,837)
Total stockholders’ equity	2,222,223	2,149,514
Noncontrolling interests	372,422	326,812
Total equity	2,594,645	2,476,326
Total liabilities and equity	$4,694,612	$4,668,768

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Rental income	$137,230	$130,335	$275,978	$257,958
Fees and management income	4,781	2,374	7,242	4,660
Other property income	505	361	1,459	833
Total revenues	142,516	133,070	284,679	263,451
Operating Expenses:
Property operating	22,852	21,974	46,172	44,176
Real estate taxes	16,473	16,814	33,964	33,387
General and administrative	11,376	11,937	22,908	21,278
Depreciation and amortization	60,769	56,587	117,995	111,928
Impairment of real estate assets	—	1,056	—	6,056
Total operating expenses	111,470	108,368	221,039	216,825
Other:
Interest expense, net	(17,127)	(19,132)	(35,326)	(39,195)
Gain on disposal of property, net	2,793	3,744	4,161	17,585
Other expense, net	(1,457)	(2,924)	(5,822)	(18,509)
Net income	15,255	6,390	26,653	6,507
Net income attributable to noncontrolling interests	(1,727)	(796)	(3,046)	(810)
Net income attributable to stockholders	$13,528	$5,594	$23,607	$5,697
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.12	$0.06	$0.21	$0.06

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three and six months ended June 30, 2022 and 2021, Same-Center NOI represents the NOI for the 255 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2020, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for all comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO Attributable to Stockholders and OP Unit Holders in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO Attributable to Stockholders and OP Unit Holders to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company has included the calculation of EBITDAre to better align with publicly traded REITs. The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended June 30,		Favorable (Unfavorable)		Six Months Ended June 30,		Favorable (Unfavorable)
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Revenues:
Rental income(1)	$94,169	$89,516	$4,653		$188,562	$179,141	$9,421
Tenant recovery income	28,375	26,818	1,557		59,772	56,921	2,851
Reserves for uncollectibility(2)	256	2,783	(2,527)		(515)	1,221	(1,736)
Other property income	439	286	153		1,186	751	435
Total revenues	123,239	119,403	3,836	3.2%	249,005	238,034	10,971	4.6%
Operating expenses:
Property operating expenses	18,337	17,043	(1,294)		38,105	35,756	(2,349)
Real estate taxes	15,213	16,331	1,118		31,650	32,341	691
Total operating expenses	33,550	33,374	(176)	(0.5)%	69,755	68,097	(1,658)	(2.4)%
Total Same-Center NOI	$89,689	$86,029	$3,660	4.3%	$179,250	$169,937	$9,313	5.5%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$15,255	$6,390	$26,653	$6,507
Adjusted to exclude:
Fees and management income	(4,781)	(2,374)	(7,242)	(4,660)
Straight-line rental income(1)	(3,319)	(2,970)	(5,128)	(4,392)
Net amortization of above- and below- market leases	(1,078)	(887)	(2,080)	(1,725)
Lease buyout income	(176)	(1,781)	(2,141)	(2,578)
General and administrative expenses	11,376	11,937	22,908	21,278
Depreciation and amortization	60,769	56,587	117,995	111,928
Impairment of real estate assets	—	1,056	—	6,056
Interest expense, net	17,127	19,132	35,326	39,195
Gain on disposal of property, net	(2,793)	(3,744)	(4,161)	(17,585)
Other expense, net	1,457	2,924	5,822	18,509
Property operating expenses related to fees and management income	1,287	1,306	2,357	2,122
NOI for real estate investments	95,124	87,576	190,309	174,655
Less: Non-same-center NOI(2)	(5,435)	(1,547)	(11,059)	(4,718)
Total Same-Center NOI	$89,689	$86,029	$179,250	$169,937
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Nareit Funds from Operations and Core Funds from Operations—The following table presents the Company’s calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$15,255	$6,390	$26,653	$6,507
Adjustments:
Depreciation and amortization of real estate assets	59,849	55,654	116,169	109,995
Impairment of real estate assets	—	1,056	—	6,056
Gain on disposal of property, net	(2,793)	(3,744)	(4,161)	(17,585)
Adjustments related to unconsolidated joint ventures	(1,186)	537	(481)	(100)
Nareit FFO attributable to stockholders and OP unit holders	$71,125	$59,893	$138,180	$104,873
Calculation of Core FFO
Nareit FFO attributable to stockholders and OP unit holders	$71,125	$59,893	$138,180	$104,873
Adjustments:
Depreciation and amortization of corporate assets	920	933	1,826	1,933
Change in fair value of earn-out liability	—	2,000	1,809	18,000
Transaction and acquisition expenses	2,035	934	4,080	1,075
Loss on extinguishment or modification of debt and other, net	129	419	1,029	1,110
Amortization of unconsolidated joint venture basis differences	175	79	219	825
Realized performance income(1)	(2,546)	—	(2,742)	—
Core FFO	$71,838	$64,258	$144,401	$127,816

Nareit FFO Attributable to Stockholders and OP Unit Holders/Core FFO per Diluted Share
Weighted-average shares of common stock outstanding - diluted	129,117	107,175	128,857	107,102
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.55	$0.56	$1.07	$0.98
Core FFO per share - diluted	$0.56	$0.60	$1.12	$1.19
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2022	2021	2022	2021	2021
Calculation of EBITDAre
Net income	$15,255	$6,390	$26,653	$6,507	$17,233
Adjustments:
Depreciation and amortization	60,769	56,587	117,995	111,928	221,433
Interest expense, net	17,127	19,132	35,326	39,195	76,371
Gain on disposal of property, net	(2,793)	(3,744)	(4,161)	(17,585)	(30,421)
Impairment of real estate assets	—	1,056	—	6,056	6,754
Federal, state, and local tax expense	97	165	194	331	327
Adjustments related to unconsolidated joint ventures	(885)	(535)	134	597	1,431
EBITDAre	$89,570	$79,051	$176,141	$147,029	$293,128
Calculation of Adjusted EBITDAre
EBITDAre	$89,570	$79,051	$176,141	$147,029	$293,128
Adjustments:
Change in fair value of earn-out liability	—	2,000	1,809	18,000	30,436
Transaction and acquisition expenses	2,035	934	4,080	1,075	5,363
Amortization of unconsolidated joint venture basis differences	175	79	219	825	1,167
Realized performance income(1)	$(2,546)	$—	(2,742)	—	(675)
Adjusted EBITDAre	$89,234	$82,064	$179,507	$166,929	$329,419
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of June 30, 2022 allows it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of June 30, 2022 and December 31, 2021 (in thousands):

	June 30, 2022	December 31, 2021
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$1,919,467	$1,941,504
Less: Cash and cash equivalents	25,072	93,109
Total net debt	$1,894,395	$1,848,395

Enterprise value:
Net debt	$1,894,395	$1,848,395
Total equity market capitalization(1)(2)	4,354,726	4,182,996
Total enterprise value	$6,249,121	$6,031,391
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 130.3 million and 126.6 million diluted shares as of June 30, 2022 and December 31, 2021, respectively, and the closing market price per share of $33.41 and $33.04 as of June 30, 2022 and December 31, 2021, respectively.
(2)Fully diluted shares include common stock and OP units as of June 30, 2022 and Class B common stock, common stock, and OP units as of December 31, 2021.
The following table presents the calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of June 30, 2022 and December 31, 2021 (dollars in thousands):

	June 30, 2022	December 31, 2021
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,894,395	$1,848,395
Adjusted EBITDAre - annualized(1)	341,997	329,419
Net debt to Adjusted EBITDAre - annualized	5.5x	5.6x

Net debt to total enterprise value:
Net debt	$1,894,395	$1,848,395
Total enterprise value	6,249,121	6,031,391
Net debt to total enterprise value	30.3%	30.6%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Ahold Delhaize, and Albertsons. As of June 30, 2022, PECO manages 289 shopping centers, including 269 wholly-owned centers comprising 30.9 million square feet across 31 states, and 20 shopping centers owned in one institutional joint venture. PECO is exclusively focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, the COVID-19 pandemic; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of inflation on the Company and on its tenants. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2021 Annual Report on Form 10-K, filed with the SEC on February 16, 2022, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Phillips Edison & Company, Inc.

Kimberly Green, Vice President of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Stephanie Hout, Director of Investor Relations
(513) 746-2594
shout@phillipsedison.com

Source: Phillips Edison & Company, Inc.
###